Vestis Reports Third Quarter 2024 Results
Enters into $250 Million Accounts Receivable Securitization Facility

Third Quarter 2024 Results and Subsequent Event Highlights

•Revenue of $698 million decreased 1.6% year-over-year or 1.4% excluding the impact of FX
•Operating Income of $38 million or 5.4% of revenue
•Adjusted EBITDA of $87 million or 12.4% of revenue
•Operating Cash Flow of $176 million fiscal year-to-date, up 22.4% year-over-year
•Free Cash Flow of $125 million fiscal year-to-date, up 22.6% year-over-year
•Net leverage was 3.98x and net debt was $1.53 billion at the end of Q3
•Pro forma Q3 net leverage declines to 3.33x and pro forma Q3 net debt declines to $1.28 billion, assuming $250 million debt repayment using proceeds from the Accounts Receivable Securitization Facility

ATLANTA, GA, August 7, 2024 – Vestis Corporation (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the third quarter ended June 28, 2024. The company also reiterated its outlook for fiscal year 2024 and expects that Adjusted EBITDA margin will now be toward the higher end of the guidance range.

Management Commentary

“I’m pleased we are on track to deliver our commitments in the second half and remain energized by the value creation opportunities ahead for Vestis,” said Kim Scott, President and CEO. “We continue to demonstrate the health of our business as we leverage our strong cash flows and effectively manage our balance sheet to reduce our net debt. We’ve also taken decisive actions to ensure we are well positioned and mobilized to accelerate our performance.”

Third Quarter 2024 Financial Summary

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Three Months Ended
	June 28, 2024	June 30, 2023	Change
Revenue	$698.2	$709.4	(1.6)%
Operating Income	37.5	66.3	(43.4)%
Adjusted Operating Income	58.4	78.7	(25.8)%
Net Income	5.0	48.9	(89.9)%
Adjusted EBITDA	86.8	106.3	(18.3)%
Adjusted EBITDA Margin	12.4%	15.0%	(260 bps)

Vestis’ third quarter fiscal 2024 revenue decreased 1.6% versus the third quarter of fiscal 2023. Excluding the impact of foreign currency, Vestis’ revenue decreased 1.4%.

Third quarter fiscal 2024 adjusted EBITDA margin declined by 260 basis points, which included an approximately 100 basis point impact from higher public company costs as compared to the prior year. The impact from lost business and the incremental public company costs outweighed the favorable impact from new volume growth and pricing in the quarter.

Balance Sheet and Cash Flow

Vestis’ net cash provided by operating activities of $176.2 million for the nine months ended June 28, 2024 increased 22.4% relative to the comparable period of fiscal 2023. Free cash flow of $125.4 million for the nine months ended June 28, 2024 increased 22.6% relative to the comparable period of fiscal 2023.

As of June 28, 2024, total principal debt outstanding was $1.42 billion, which represents a $17 million reduction in the quarter of which $15 million was voluntarily prepaid. Net leverage was 3.98x at the end of the third quarter of fiscal 2024 compared to 3.95x at the end of fiscal 2023.

Vestis Enters into $250 Million Accounts Receivable Securitization Facility

On August 2, 2024, certain wholly-owned subsidiaries of Vestis entered into a three-year $250 million accounts receivable securitization facility (the “A/R Facility”). Under the A/R Facility, these subsidiaries transfer accounts receivable and certain related assets to VS Financing, LLC, a bankruptcy remote special purpose entity formed as a wholly-owned subsidiary, who in turn, may sell the receivables to a financial institution. The net proceeds from the A/R Facility will be used to repay a portion of the outstanding borrowings under the existing term loans.

Net leverage and outstanding net debt would have been approximately 3.33x and $1.28 billion, respectively, at the end of the third quarter of fiscal 2024 assuming 100% of the proceeds from the A/R Facility were used to reduce the then-outstanding principal debt, and all other components remained unchanged.

Fiscal Year 2024 Outlook

We continue to expect to deliver fiscal 2024 revenue growth in the range of (1)% to 0%. We also expect fiscal 2024 Adjusted EBITDA Margin to be toward the higher end of the range between 12.0% and 12.4%, inclusive of approximately $18 million in incremental public company costs in the period.

Our strategic imperatives include disciplined capital allocation with deleveraging as a priority, as evidenced by the execution of the A/R Facility. We continue to expect strong free cash flow conversion and anticipate a ratio of free cash flow to net income greater than or equal to 100%.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA margin. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2024 and adjusted EBITDA margin for fiscal year 2024 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information
Vestis will host a webcast to discuss its fiscal third quarter 2024 results and outlook on Wednesday, August 7, 2024 at 10:00 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “outlook,” “anticipate,” “continue,” “estimate,” “expect,” “will be,” “believe,” “well positioned,” “mobilized,” “on track,” “opportunities,” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investors
Michael Aurelio, CFA
470-653-5015
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com

VESTIS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenue	$698,248	$709,384	$2,121,539	$2,109,385
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	495,759	484,568	1,502,557	1,480,143
Depreciation and amortization	34,925	34,204	105,500	101,712
Selling, general and administrative expenses	130,041	124,245	385,307	367,396
Total Operating Expenses	660,725	643,017	1,993,364	1,949,251
Operating Income	37,523	66,367	128,175	160,134
Interest Expense and Other, net	(29,386)	(83)	(94,874)	268
Income Before Income Taxes	8,137	66,284	33,301	160,402
Provision for Income Taxes	3,100	17,421	10,033	41,216
Net Income	$5,037	$48,863	$23,268	$119,186

Earnings per share:
Basic	$0.04	$0.37	$0.18	$0.91
Diluted	$0.04	$0.37	$0.18	$0.91
Weighted Average Shares Outstanding(1):
Basic	131,543	130,725	131,486	130,725
Diluted	131,833	130,725	131,785	130,725
__________________
(1) During the three and nine months ended June 30, 2023, Vestis was not a publicly traded company, and therefore, did not have available or issued shares of common stock outstanding. In accordance with United States Generally Accepted Accounting Principles, the Company elected to use the number of shares of common stock distributed to shareholders of Aramark upon the separation of Vestis from Aramark as the weighted average shares outstanding to calculate earnings per share on the combined results for three and nine months ended June 30, 2023.

VESTIS CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	June 28, 2024	September 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$29,098	$36,051
Receivables (net of allowances: $19,540 and $25,066)	409,926	392,916
Inventories, net	153,539	174,719
Rental merchandise in service, net	398,616	399,035
Other current assets	28,778	17,244
Total current assets	1,019,957	1,019,965
Property and Equipment, at cost:
Land, buildings and improvements	582,758	585,797
Equipment	1,154,184	1,110,812
	1,736,942	1,696,609
Less - Accumulated depreciation	(1,081,039)	(1,032,078)
Total property and equipment, net	655,903	664,531
Goodwill	963,036	963,543
Other Intangible Assets, net	219,010	238,608
Operating Lease Right-of-use Assets	70,241	57,890
Other Assets	217,483	212,587
Total Assets	$3,145,630	$3,157,124
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$8,000	$26,250
Current maturities of financing lease obligations	29,701	27,659
Current operating lease liabilities	19,857	19,935
Accounts payable	150,542	134,498
Accrued payroll and related expenses	104,569	113,771
Accrued expenses and other current liabilities	117,123	73,412
Total current liabilities	429,792	395,525
Long-Term Borrowings	1,394,528	1,462,693
Noncurrent Financing Lease Obligations	111,930	105,217
Noncurrent Operating Lease Liabilities	57,707	46,084
Deferred Income Taxes	200,379	217,647
Other Noncurrent Liabilities	50,117	52,598
Total Liabilities	2,244,453	2,279,764
Commitments and Contingencies
Equity:
Common stock, par value $0.01 per share, 350,000,000 shares authorized, 131,477,853 shares issued and outstanding as of June 28, 2024	1,315	—
Additional paid-in capital	925,077	—
Retained earnings	9,466	—
Net parent investment	—	908,533
Accumulated other comprehensive loss	(34,681)	(31,173)
Total Equity	901,177	877,360
Total Liabilities and Equity	$3,145,630	$3,157,124

VESTIS CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine months ended
	June 28, 2024	June 30, 2023
Net cash provided by operating activities	$176,200	$143,937
Cash flows from investing activities:
Purchases of property and equipment and other	(50,787)	(52,641)
Disposals of property and equipment	—	10,968
Other investing activities	—	75
Net cash used in investing activities	(50,787)	(41,598)
Cash flows from financing activities:
Proceeds from long-term borrowings	798,000	—
Payments of long-term borrowings	(879,500)	—
Payments of financing lease obligations	(22,572)	(20,803)
Net cash distributions to Parent	(6,051)	(91,706)
Dividend payments	(9,199)	—
Debt issuance costs	(11,134)	—
Other financing activities	(1,853)	—
Net cash used in financing activities	(132,309)	(112,509)
Effect of foreign exchange rates on cash and cash equivalents	(57)	682
(Decrease) increase in cash and cash equivalents	(6,953)	(9,488)
Cash and cash equivalents, beginning of period	36,051	23,736
Cash and cash equivalents, end of period	$29,098	$14,248

Non-GAAP Definitions
This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Revenue Growth excluding Temporary Energy Fee, Adjusted Revenue excluding Temporary Energy Fee, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Leverage, and Trailing Twelve Months Adjusted EBITDA. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)
Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue Growth excluding Temporary Energy Fee
We define “adjusted revenue growth excluding temporary energy fee” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable and (iv) the impact of the temporary energy fee, when applicable. We believe it is useful for investors to understand growth through internal efforts.

Adjusted Revenue excluding Temporary Energy Fee
Adjusted Revenue excluding Temporary Energy Fee represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable, and (iv) the impact of the temporary energy fee, when applicable.

Adjusted Operating Income
Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin
Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA
Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow
Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment.

Net Debt
Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

Pro forma Net Debt
Pro forma Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents, adjusted for the estimated proceeds from the A/R Facility used to reduce the outstanding principal debt balance.

Net Leverage
Net Leverage represents Net Debt divided by the Trailing Twelve Months Adjusted EBITDA.

Pro forma Net Leverage
Pro forma Net Leverage represents Pro forma Net Debt divided by the Trailing Twelve Months Adjusted EBITDA.

Trailing Twelve Months Adjusted EBITDA
Trailing Twelve Months Adjusted EBITDA represents Adjusted EBITDA for the preceding four fiscal quarters.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	June 28,	June 30,	June 28,	June 30,	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$636.8	$646.5	$61.4	$62.9			$698.2	$709.4
Effect of Currency Translation on Current Year Revenue	—	—	1.3	—			1.3	—
Adjusted Revenue (Organic)	$636.8	$646.5	$62.7	$62.9			$699.5	$709.4
Temporary Energy Fee	—	—	—	—			—	—
Adjusted Revenue excluding Temporary Energy Fee	$636.8	$646.5	$62.7	$62.9			$699.5	$709.4
Revenue Growth (as reported)	(1.5)%	4.6%	(2.4)%	2.1%			(1.6)%	4.4%
Adjusted Revenue Growth (Organic)	(1.5)%	4.6%	(0.3)%	7.5%			(1.4)%	4.9%
Adjusted Revenue Growth excluding Temporary Energy Fee	(1.5)%	4.6%	(0.3)%	7.5%			(1.4)%	4.9%

Operating Income (as reported)	$64.5	$84.0	$1.2	$3.3	$(28.2)	$(21.0)	$37.5	$66.3
Amortization Expense	6.4	6.4	0.1	0.1	—	—	6.5	6.5
Share-Based Compensation	—	—	—	—	3.9	3.6	3.9	3.6
Severance and Other Charges	0.7	(0.8)	0.2	—	—	—	0.9	(0.8)
Separation Related Charges	—	—	—	—	5.4	6.0	5.4	6.0
Management Fee	(1.9)	(1.9)	1.9	1.9	—	—	—	—
Gain, Losses, and Settlements	4.2	(2.9)	—	—	—	—	4.2	(2.9)
Total Operating Income Adjustments	$9.4	$0.8	$2.2	$2.0	$9.3	$9.6	$20.9	$12.4
Adjusted Operating Income (Non-GAAP)	$73.9	$84.8	$3.4	$5.3	$(18.9)	$(11.4)	$58.4	$78.7
Depreciation Expense	25.7	25.0	2.7	2.5	—	0.1	28.4	27.6
Adjusted EBITDA (Non-GAAP)	$99.6	$109.8	$6.1	$7.8	$(18.9)	$(11.3)	$86.8	$106.3
Operating Income Margin (as reported)	10.1%	13.0%	2.0%	5.2%			5.4%	9.3%
Adjusted Operating Income Margin (Non-GAAP)	11.6%	13.1%	5.5%	8.4%			8.4%	11.1%
Adjusted EBITDA Margin (Non-GAAP)	15.6%	17.0%	9.9%	12.4%			12.4%	15.0%

Net Income (as reported)							$5.0	$48.9
Operating Income Adjustments (Above)							20.9	12.4
Tax Impact of Operating Income Adjustments							(4.6)	(3.2)
Adjusted Net Income (Non-GAAP)							$21.3	$58.1

Basic weighted-average shares outstanding (millions)							131.5	130.7
Diluted weighted-average shares outstanding (millions)							131.8	130.7
Basic Earnings Per Share							$0.04	$0.37
Diluted Earnings Per Share							$0.04	$0.37
Adjusted Basic Earnings Per Share							$0.16	$0.44
Adjusted Diluted Earnings Per Share							$0.16	$0.44

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Nine Months Ended		Nine Months Ended		Nine Months Ended		Nine Months Ended
	June 28,	June 30,	June 28,	June 30,	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$1,932.1	$1,921.1	$189.4	$188.3			$2,121.5	$2,109.4
Effect of Currency Translation on Current Year Revenue	—	—	1.3	—			1.3	—
Adjusted Revenue (Organic)	$1,932.1	$1,921.1	$190.7	$188.3			$2,122.8	$2,109.4
Temporary Energy Fee	—	26.7	—	—			—	26.7
Adjusted Revenue excluding Temporary Energy Fee	$1,932.1	$1,894.4	$190.7	$188.3			$2,122.8	$2,082.7
Revenue Growth (as reported)	0.6%	5.3%	0.6%	4.6%			0.6%	5.3%
Adjusted Revenue Growth (Organic)	0.6%	5.3%	1.3%	11.7%			0.6%	5.9%
Adjusted Revenue Growth excluding Temporary Energy Fee	2.0%	3.9%	1.3%	11.7%			1.9%	4.6%

Operating Income (as reported)	$209.8	$216.1	$6.8	$10.2	$(88.4)	$(66.2)	$128.2	$160.1
Amortization Expense	19.2	19.2	0.3	0.3	—	—	19.5	19.5
Share-Based Compensation	—	—	—	—	13.3	11.6	13.3	11.6
Severance and Other Charges	0.5	4.9	0.2	(0.2)	—	—	0.7	4.7
Separation Related Charges	—	—	—	—	18.5	12.9	18.5	12.9
Management Fee	(5.7)	(5.7)	5.7	5.7	—	—	—	—
Gain, Losses, and Settlements	6.2	(7.4)	—	—	—	7.7	6.2	0.3
Total Operating Income Adjustments	$20.2	$11.0	$6.2	$5.8	$31.8	$32.2	$58.2	$49.0
Adjusted Operating Income (Non-GAAP)	$230.0	$227.1	$13.0	$16.0	$(56.6)	$(34.0)	$186.4	$209.1
Depreciation Expense	77.6	74.2	8.3	7.5	0.1	0.3	86.0	82.0
Adjusted EBITDA (Non-GAAP)	$307.6	$301.3	$21.3	$23.5	$(56.5)	$(33.7)	$272.4	$291.1
Operating Income Margin (as reported)	10.9%	11.2%	3.6%	5.4%			6.0%	7.6%
Adjusted Operating Income Margin (Non-GAAP)	11.9%	11.8%	6.9%	8.5%			8.8%	9.9%
Adjusted EBITDA Margin (Non-GAAP)	15.9%	15.7%	11.2%	12.5%			12.8%	13.8%

Net Income (as reported)							$23.3	$119.2
Operating Income Adjustments (Above)							58.2	49.0
Tax Impact of Operating Income Adjustments							(13.8)	(12.6)
Adjusted Net Income (Non-GAAP)							$67.7	$155.6

Basic weighted-average shares outstanding (millions)							131.5	130.7
Diluted weighted-average shares outstanding (millions)							131.8	130.7
Basic Earnings Per Share							$0.18	$0.91
Diluted Earnings Per Share							$0.18	$0.91
Adjusted Basic Earnings Per Share							$0.51	$1.19
Adjusted Diluted Earnings Per Share							$0.51	$1.19

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

Operating Income for the fiscal year ended September 29, 2023 (as reported in the Company's Form 10-K)	$217.9
Amortization Expense	26.0
Share-Based Compensation	14.5
Severance and Other Charges	4.9
Separation Related Charges	31.1
Gain, Losses, and Settlements	(0.8)
Depreciation Expense	110.3
Trailing Twelve Months Adjusted EBITDA for the period ended September 29, 2023 (Non-GAAP)	$403.9
Less Adjusted EBITDA (Non-GAAP) for the nine months ended June 30, 2023	(291.1)
Plus Adjusted EBITDA (Non-GAAP) for the nine months ended June 28, 2024	272.4
Trailing Twelve Months Adjusted EBITDA for the period ended June 28, 2024 (Non-GAAP)	$385.2

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW, NET DEBT, NET LEVERAGE, AND PRO FORMA NET LEVERAGE
(In millions)

	Nine Months Ended
	June 28, 2024	June 30, 2023
Net cash provided by operating activities	$176.2	$143.9
Purchases of property and equipment and other	(50.8)	(52.6)
Disposals of property and equipment	—	11.0
Free Cash Flow (Non-GAAP)	$125.4	$102.3

	As of
	June 28, 2024	September 29, 2023
Total principal debt outstanding	$1,420.5	$1,500.0
Finance lease obligations	141.6	132.9
Less: Cash and cash equivalents	(29.1)	(36.1)
Net Debt (Non-GAAP)	$1,533.0	$1,596.8
Net Leverage (Non-GAAP)	3.98	3.95

	Twelve months ended
	June 28, 2024	September 29, 2023
Trailing Twelve Months Adjusted EBITDA (Non-GAAP)	$385.2	$403.9

	As of		Pro forma as of
	June 28, 2024	A/R Facility Adjustment[1]	June 28, 2024
Total principal debt outstanding	$1,420.5	$(250.0)	$1,170.5
Finance lease obligations	141.6	—	141.6
Less: Cash and cash equivalents	(29.1)	—	(29.1)
Net Debt (Non-GAAP)	$1,533.0	$(250.0)	$1,283.0
Net Leverage (Non-GAAP)	3.98		3.33
__________________
(1) The A/R Facility Adjustment represents the estimated amount of principal debt the Company would have paid down using the proceeds from the A/R Facility as of June 28, 2024.